SEC RULE 22c-2 AMENDMENT

THIS Rule 22c-2 Amendment is made and entered into this March 27, 2007 by and between Great West Life and Annuity Insurance Company and/or its affiliates herein referred to as (“GWFS” or “Intermediary”), and Fidelity Distributors Corporation, including your principal underwriter and transfer agent (herein collectively referred to as “Fund Company”).

Intermediary has entered into trading and/or fund participation and/or administrative services agreement(s) with Fund Company to make certain mutual funds and VIT funds (herein referred to as “Fund(s)”) available to employer-sponsored retirement benefit plans, individual annuity policies and IRAs (herein referred to as “Plan(s)”) serviced by Intermediary. Fund Company has adopted policies and procedures to protect certain Fund(s) and their respective shareholders from potentially harmful trading. Such policies and procedures include reserving the right to reject certain transactions initiated by Plan Contract owners, beneficiaries, individual annuity owners and beneficiaries, and IRA owners (herein collectively referred to as “Contract owner(s)”). This Rule 22c-2 Amendment is being made to our current trading and/or administrative services agreements to assist Fund Company in meeting its goal of restricting potentially harmful trading within the Fund(s).

Section 1 – Definitions.

a.	Day(s) - calendar days unless noted otherwise.

b.

Contract owner-Initiated Transfer Purchase means a transaction that is initiated or directed by a Shareholder that results in a transfer of assets within a Contract to a Fund, but does not include transactions that are executed: (i) automatically pursuant to a contractual or systematic program or enrollment such as transfer of assets within a Contract to a Fund as a result of “dollar cost averaging” programs, insurance company approved asset allocation programs, or automatic rebalancing programs; (ii) pursuant to a Contract death benefit; (iii) one-time step-up in Contract value pursuant to a Contract death benefit; (iv) allocation of assets to a Fund through a Contract as a result of payments such as loan repayments, scheduled contributions, retirement plan salary reduction contributions, or planned premium payments to the Contract; or (v) prearranged transfers at the conclusion of a required free look period.

c. Contract owner-Initiated Transfer Redemption means a transaction that is initiated or directed by a Shareholder that results in a transfer of assets within a Contract out of a Fund, but does not include transactions that are executed: (i) automatically pursuant to a contractual or systematic program or enrollments such as transfers of assets within a Contract out of a Fund as a result of annuity payouts, loans, systematic withdrawal programs, insurance company approved asset allocation programs and automatic rebalancing programs; (ii) as a result of any deduction of charges or fees under a Contract; (iii) within a Contract out of a Fund as a result of scheduled withdrawals or surrenders from a Contract; or (iv) as a result of payment of a death benefit from a Contract.

22c-2 Amendment

Intermediary Monitoring

d.

Fund(s) –. Includes the Fund’s principal underwriter or other designated affiliates. Fund(s) does not include any “excepted funds” as defined in SEC Rule 22c-2(b) under the Investment Company Act of 1940, [1] or any Fund(s) identified by Fund Company on Exhibit A.

e.

Contract owner – means the beneficial owner of Shares, whether the Shares are held directly or by you in nominee name, a plan participant notwithstanding that the Plan may be deemed to be the beneficial owner of Shares, or a holder of interests in a variable annuity or variable life insurance contract issued by the intermediary. .

f.	Shares - The interests of Contract owners corresponding to the securities of record issued by the Fund(s) held by Intermediary.

g.	Written - Includes electronic writings and facsimile transmissions and communications.

Section 2 – Information Reporting Upon Written Request of Fund Company.

a.

Upon receipt of a written request by a Fund Company as set forth herein, Intermediary agrees to provide information with respect to Contract owner-Initiated Exchange Purchases and Contract owner-Initiated Exchange Redemptions as such terms are defined herein through a Plan Contract owner’s account maintained by Intermediary. Such information shall include:

•	The Contract owner’s social security number, if known.
•	Intermediary’s alpha or numeric company identifier (e.g., NSCC number).
•	Fund/Omnibus Account Number – Intermediary’s trading account number for the Fund.
•	Intermediary Fund Identification - The individual fund identifier on Intermediary’s system(s).
•	Indirect Intermediary Identification - Intermediary’s alpha or numeric identifier for another party (e.g., a third party administrator) that holds the account information.
•	Intermediary’s alpha or numeric identifier for the plan (e.g., Plan number).
•	Trade Date(s)
•	Transaction Type (e.g., purchase , redemption, transfer or exchange)
•	Dollar Amount
•	Security Identification (e.g., CUSIP)

Upon further request by the Fund, Intermediary agrees to provide the name or other identifier of any investment professionals (if known) associated with any Shareholder(s) account which has been identified by the Fund as having violated policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by the Fund. Fund Company shall not request any information that is not identified above,

_________________________

1 As defined in SEC Rule 22c-2(b), the term “excepted fund” means any: (1) money market fund; (2) fund that issues securities that are listed on a national exchange; and (3) fund that affirmatively permits short-term trading of its securities, if its prospectus clearly and prominently discloses that the fund permits short-term trading of its securities and that such trading may result in additional costs for the fund.

2

22c-2 Amendment

Intermediary Monitoring

unless (i) Intermediary is otherwise required to provide such information under applicable law, or (ii) Intermediary and Fund Company agree otherwise in writing.

b.

Written requests for data shall set forth the specific period, not to exceed ninety (90) days from the date of the request, for which transaction information is sought. Fund Company or its designee may request transaction information older than ninety (90) days from the date of the request as it deems necessary to investigate compliance with policies established by Fund Company for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by Fund Company. If at any time the Fund deems necessary, the Fund may direct Intermediary to provide the information specified in Section 1(a) for each trading day.

c.

Intermediary agrees to transmit the requested information that is on its books and records to Fund Company or their designee promptly, but no later than five (5) business days after receipt of the request. Intermediary has no information housed by an indirect intermediary. The requested information shall be communicated in a format mutually agreed upon by the parties.

d.

Fund Company or its designee agree not to use the information received from Intermediary for any purpose other than to comply with SEC Rule 22c-2, and such other applicable laws, rules and regulations. If Intermediary or Fund Company become aware of any actual or suspected unauthorized access to or unauthorized use or disclosure of any Taxpayer Identification Number, amounts or dates of shareholder purchases, redemptions, transfers and exchanges, such party promptly shall, at its expense: (i) notify the other party in writing; (ii) investigate the circumstances relating to such actual or suspected unauthorized access, use or disclosure; (iii) take commercially reasonable steps to mitigate the effects of such unauthorized access, use or disclosure and to prevent any reoccurrence; (iv) provide to the other such information regarding such unauthorized access, use or disclosure as is reasonably required for the other party to evaluate the likely consequences and any regulatory or legal requirements arising out of such unauthorized access, use or disclosure; and (v) cooperate with the other party to further comply with all relevant laws, rules and regulations.

e.

Intermediary agrees to execute written instructions from the Fund Company to restrict or prohibit further purchases or exchanges of Shares by a Contract owner that has been identified by the Fund Company as having engaged in transactions involving the Fund (directly or indirectly through the Intermediary’s account) that violate the trading policies established by the Funds for the purpose of eliminating or reducing any dilution of the value of the outstanding Shares issued by the Portfolio. Instructions must include the TIN, if known, and the specific restriction(s) to be executed. If the TIN is not known, the request must include an equivalent identifying number of the Contract owner(s) or account(s) or other agreed upon information to which the instructions relate. Intermediary agrees to provide written confirmation to Fund Company or its designee that instructions have been executed. Intermediary agrees to provide confirmation as soon as reasonably practicable and shall use best efforts to provide such confirmation not later than ten (10) business days after the instructions have been executed.

3

22c-2 Amendment

Intermediary Monitoring

f.

Upon Intermediary's reasonable request, Fund agrees to provide (i) information regarding those trades of the Contract owner that violated the Fund's policies; and (ii) reasonable assistance in communicating to any Shareholder whose trading has been restricted pursuant to this Section regarding the trade restrictions and/or prohibitions implemented hereunder.

Fund Company agrees to reimburse the Intermediary for reasonable costs associated with complying with written requests for data that has already been requested by Fund Company in any one year period and data requested by Fund Company that is older than one year.

All other terms and provisions of the existing Agreements not amended herein shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Rule 22c-2 Amendment to be executed by their duly authorized officers effective as of the date specified above.

GWFS Equities, Inc.	Underwriter

By: /s/ Charles P. Nelson                                    By: /s/ William F. Loehning

Name: Charles P. Nelson                                   Name: William F. Loehning

Title: President                                                       Title: Executive Vice President

Date: 3-27-07                                                          Date: April 12, 2007

Address: 8515 East Orchard Road                    Address: 500 Salem Street

Greenwood Village, CO 80111                            Smithfield, RI 02917

4

22c-2 Amendment

Intermediary Monitoring